EXHIBIT 23.1
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                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
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         We consent to the use of our audit report dated February 10, 2004 on the consolidated balance sheets of Precision Drilling Corporation as at December 31, 2003 and 2002 and the consolidated statements of earnings and retained earnings and cash flow for each of the years in the three year period ended December 31, 2003 included in Precision Drilling Corporation's Annual Report on Form 40-F, which is incorporated by reference in the Registration Statement on Form S-8 pertaining to Precision Drilling Corporation's 2004 Stock Option Plan.


/s/ KPMG LLP

Chartered Accountants
Calgary, Canada
June 9, 2004